Dr. William S. Rees, Jr., former Deputy Under Secretary of Defense is appointed to the Vantage Health Board of Directors

Redwood City, CA – December 18, 2013 – Vantage Health Inc, (OTCQB: VNTH) today announced the appointment of Dr. William S. Rees, Jr., as the first independent member of the Board of Directors of Vantage Health, Inc.

Dr. William S. Rees, Jr. served 2006 – 2009 as the Deputy Under Secretary of Defense for Laboratories and Basic Sciences, and presently is the Managing Director of efkairia, LLC, a strategic consulting small business. He has over 25 years of experience in academia, government service, Federally Funded Research and Development Centers, and the private sector, most recently as the Principal Associate Director for Global Security at Los Alamos National Laboratory. Dr. Rees is widely recognized internationally as a scientist, engineer, and a leader in national security, basic research, and national laboratory policy. For his contributions and service, he has received numerous national and international awards.

Dr. Rees was the Deputy Under Secretary of Defense for Laboratories and Basic Sciences, DUSD (LABS), responsible for providing scientific leadership, management oversight, policy guidance, and coordination of the more than $1.8 billion annual Basic Research programs of the Military Services and Defense Agencies. In this capacity, he had cognizance over the entire Defense Basic Research portfolio. In addition, he was responsible for DoD Science, Technology, Engineering and Mathematics (STEM) education and workforce issues, grants policy, and international S&T programs. Dr. Rees was responsible for Defense Laboratories policy, involving more than 45,000 scientists and engineers.

Prior to joining the DoD, Dr. Rees was a Program Manager for the CBRNE Countermeasures and the Critical Infrastructure Protection portfolios at the Homeland Security Advanced Research Projects Agency, in the Department of Homeland Security Science and Technology Directorate.

Dr. Rees holds seven patents, has over 120 publications in archival journals, has edited one book, and has delivered over 300 invited lectures at international meetings, universities, and other locations. In more than a decade as a Full Professor of Chemistry and Biochemistry and Materials Science and Engineering at The Georgia Institute of Technology, he supervised 23 undergraduate research students, 19 graduate research students, and 20 postdoctoral fellows.

Dr. Rees has earned BS (Texas Tech University) and PhD (UCLA) degrees in Chemistry and is a Fellow of several national and international professional societies. He held a postdoctoral fellowship at MIT and was a Humboldt Research Fellow at Technische Universitaet, Berlin. Dr. Rees has frequently chaired and served on national and international scientific committees, panels, commissions, and task forces. He has been a professional journal editor and he served on six technical journals’ international advisory boards -- including as a founding board member for Advanced Materials, the profession’s most cited journal.

Commenting on today’s announcement, Jeremy Barbera, Chairman and CEO of Vantage Health stated, “We are delighted to welcome Dr. William Rees to the Vantage Health Board. Given the extraordinary technology and scientific breadth of his government and commercial industry experience, which recently includes management and oversight of the $1.8 billion annual Basic Research programs of the Military Services and Defense Agencies and, earlier in his career, his experience as Program Manager in the Department of Homeland Security Science and Technology Directorate, we are confident that his unique insight and international perspective will be valuable resources as Vantage Health continues its growth into a global mobile healthcare technology company.”

Dr. Rees stated, “The combination of having set up a new organization during the formative years of the DHS Science and Technology Directorate with significant international experience provides insight and background to assist the Board and Company at this time. I believe that Vantage Health has identified a technology with the potential to offer rapid and economical feedback on diseases of worldwide impact. They are well positioned to provide diagnostics that will not only make a difference in people’s lives, but will do so cost effectively. I am honored to join the Board of this innovative company with a product that can positively influence global health and I look forward to contributing to Vantage Health’s momentum.”

About Vantage Health Inc.

Vantage Health Inc. - a leader in mobile health technology - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a small device attached to a smartphone.

With its foundations in advanced nanotechnology, the company’s first product, the Vantage Health Sensor, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application.

The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.